As filed with the Securities and Exchange Commission on September 10, 2008

Registration No. 333- 34968

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

_____

BP p.l.c.

(Exact name of registrant as specified in its charter)

England (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

1 St. James’s Square

London SW1Y 4PD, England

(Address of principal executive offices)

BP Capital Accumulation Plan

1985 Atlantic Richfield Company Executive Long-Term Incentive Plan

Atlantic Richfield Company Stock Option Plan for Outside Directors

(Full title of plans)

_____

Suzanne R. Sawada
Vice-President
BP America Inc.
4101 Winfield Road
Warrenville, Illinois 60555
(630) 821-2419
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

With a copy to: Rupert M. Bondy Group General Counsel and Executive Vice-President BP p.l.c. 1 St. James’s Square London SW1Y 4PD, England +44 (20) 7496 4452

The Registrant hereby amends this Registration Statement to remove from registration any of the ordinary shares of BP p.l.c. and interests in the plans that remain unsold as of the date of this Post-Effective Amendment No. 2.

BP p.l.c.

By:	/s/ David D.J. Pearl

David D.J. Pearl, Deputy Company Secretary

BP CAPITAL ACCUMULATION PLAN
By: Plan Administrator

/s/ Richard J. Dorazil

Richard J. Dorazil, Vice-President
Total Rewards Western Hemisphere

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